Exhibit 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of PMC-Sierra, Inc. on Form S-3 (Nos. 333-51396, 333-44204, 333-42308, 333-35024,
333-34648,  333-31450,  333-86951,  333-55989,  333-15519,  33-86930,  33-90392,
33-96620,  33-97490, 33-50958, and 333-70248) and in the Registration Statements
of  PMC-Sierra,  Inc.  on  Form  S-8  (Nos.  333-56244,   333-45118,  333-40508,
333-44212,  333-48110,  333-35276,  333-34622,  333-94999, 333-92885, 333-87039,
333-55983,  333-55991,  33-41027,  333-34671,  333-13387,  33-88992,  333-13359,
333-13357,  33-80988,  33-94790 and  333-81414)  of our report dated January 18,
2002, appearing in this Annual Report of PMC-Sierra, Inc. on Form 10-K for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Vancouver, British Columbia, Canada
March 27, 2002